UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2020

THE LOVESAC COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38555	32-0514958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Landmark Square, Suite 300
Stamford, Connecticut 06901
(Address of Principal Executive Offices, and Zip Code)

(207) 273-9733

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2020, The Lovesac Company, a Delaware corporation (the “Company”), held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. Election of seven (7) Directors.

The following seven nominees were elected to serve as directors of the Company, with the following votes tabulated:

	For	Withhold	Broker Non-Vote
Mary Fox	9,822,931	664,233	—
John Grafer	8,127,274	2,359,890	—
Andrew Heyer	8,383,603	2,103,561	—
Walter McLallen	9,810,273	676,891	—
Shawn Nelson	8,750,049	1,737,115	—
William Phoenix	8,126,941	2,360,223	—
Shirley Romig	9,599,357	887,807	—

2. Approval of an amendment to the Company’s 2017 Amended and Restated Equity Incentive Plan, to increase the number of shares reserved thereunder by 690,000 shares.

The amendment to the Company’s 2017 Amended and Restated Equity Incentive Plan, was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
10,126,910	307,085	53,169	—

3. Ratification of the appointment of Marcum LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2021.

The ratification of the appointment of Marcum LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2021 was ratified, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
10,420,997	11,999	54,168	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LOVESAC COMPANY

Date: June 8, 2020	By:	/s/ Donna Dellomo
		Name:	Donna Dellomo
		Title:	Executive Vice President and Chief Financial Officer

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